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                  Letter Agreement dated May 15, 1997 between
                   the Company and Mark Wachs & Associates
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                                A q u a g e n i x
                  Companies Protecting the Earth's Environment

May 15, 1997

Mr. Mark Wachs
Mark Wachs & Assoc., Inc.
101 Jericho Turnpike
Jericho, NY  11753

Re:  Aquagenix Letter Agreement

Dear Mark:

As per our conversations of the past, Aquagenix, Inc. and Wachs & Associates have entered into a month to month agreement which started April 1, 1997, whereby your firm ("Wachs") provides news releases and financial public relations to the company on a routine basis. In return for your services, the company has agreed to pay you 1,000 shares per month which shares shall accumulate and be registered on a best efforts basis by the company using a form S-8 or similar registration statement to effectively register and deliver these shares to you. The formula that we have agreed to consists of three to six month increments being registered by the company. In other words, the company and Wachs shall wait for three to six thousand shares to be earned by Wachs, and subsequent to this occurrence, the company shall file an S-8 Registration, thus delivering the shares to Wachs. If the agreement is cancelled in less than six month increments, the company is responsible for prorating the earned shares and filing a Registration immediately thereafter.

Both parties agree to the following cancellation of services provision: If at any time the company or Wachs cancels the agreement, there will be advance notice whereby the company or Wachs must inform the other party in writing of the intent to cancel the agreement in advance. If more than 1/2 of the month has passed, the company shall be responsible for payment in full through the end of that month. If less than 1/2 of the month has passed, payment of 1/2 of the month shares shall be due to Wachs.

As agreed, the company shall pay for extraordinary expenses, including company related long distance calls, editorial lunches and dinners, transportation, fax and postage.

No excessive expenses will be paid for by the company without prior written consent of the company. Upon receipt of this letter agreement, please sign or initial confirmation of the above conditions.

Thank you,

/s/ Andrew P. Chesler         /s/ Mark Wachs
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Andrew P. Chesler             Mark Wachs
Chairman & CEO                Mark Wachs & Associates